NEWS FROM:                                              Stewart & Stevenson
                                                        Corporate Headquarters
                                                        P.O. Box 1637
                                                        Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:FOR IMMEDIATE RELEASE:
STEWART & STEVENSON ANNOUNCES DIVIDEND


HOUSTON, TX - December 15, 1999 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced that in its meeting of December 14, 1999, the Board of Directors declared a quarterly cash dividend of $.085 a share payable on February 11, 2000, to shareholders of record on January 31, 2000.

Contact: Mr. David R. Stewart
         Treasurer
Phone:   (713) 868-7657
Fax:     (713) 868-0224
Email:   d.stewart@ssss.com
         HTTP://www.ssss.com